UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): September 6, 2006 (August 31, 2006)
TREEHOUSE FOODS, INC.

(Exact Name of Registrant as Specified in Charter)
Commission File Number: 001-32504

Delaware	20-2311383

(State or Other Jurisdiction of Incorporation)	(IRS Employer Identification No.)

Two Westbrook Corporate Center Suite 1070 Westchester, IL 60154	60154

(Address of Principal Executive Offices)	(Zip Code)
Registrant’s telephone number, including area code:      (708) 483-1300
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement
     On August 31, 2006, TreeHouse Foods, Inc. (NYSE: THS) (“TreeHouse” or the “Company”) and Bay Valley Foods, LLC, a wholly-owned subsidiary of TreeHouse, entered into Amendment No. 1 to Credit Agreement and Joinder Agreement with Bank of America, N.A., as administrative agent, and the other financial institutions party thereto (“Amendment No. 1”). Among other things, Amendment No. 1 (i) extends the maturity of the Company’s revolving credit facility from June 25, 2010 to August 31, 2011; (ii) increases the amount of the revolving credit facility from $400 million to $500 million; and (iii) reduces the pricing under the revolving credit facility. Certain other financial and other covenants were also amended. TreeHouse may request to increase the commitments under its revolving credit facility up to an aggregate of $600 million upon the satisfaction of certain conditions. Proceeds from the Company’s revolving credit facility may be used for working capital and general corporate purposes, including acquisition financing.
     Interest under the revolving credit facility is payable quarterly or at the end of the applicable interest period in arrears on any outstanding borrowings at a customary Eurodollar rate plus the applicable margin or at a customary base rate. The underlying rate is defined as either the rate offered in the interbank Eurodollar market or the higher of the prime lending rate of the administrative agent or federal funds rate plus 0.5%. The applicable margin for Eurodollar loans is based on the Company’s consolidated leverage ratio and ranges from 0.295% to 0.900%. In addition, a facility fee based on the Company’s consolidated leverage ratio and ranging from 0.080% to 0.225% is due quarterly on all commitments under the Credit Agreement.
     The descriptions set forth above are qualified in their entirety by Amendment No. 1, a copy of which is filed as an exhibit to this report and is incorporated by reference herein.
Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant
     The information set forth above in Item 1.01 is hereby incorporated into this Item 2.03 by reference.
Item 9.01 Financial Statements and Exhibits
(d) Exhibits:

Exhibit	Exhibit
Number	Description
10.1	Amendment No. 1 to Credit Agreement and Joinder Agreement, dated as of August 31, 2006, by and among TreeHouse Foods, Inc., Bay Valley Foods, LLC, Bank of America, N.A., in its capacity as administrative agent, and each of the Lenders signatory thereto.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TreeHouse Foods, Inc.
Date: September 6, 2006	By:	/s/ Thomas E. O’Neill
Thomas E. O’Neill
General Counsel, Senior Vice President, Chief Administrative Officer and officer duly authorized to sign on behalf of the registrant

INDEX TO EXHIBITS

Exhibit	Exhibit
Number	Description
10.1	Amendment No. 1 to Credit Agreement and Joinder Agreement, dated as of August 31, 2006, by and among TreeHouse Foods, Inc., Bay Valley Foods, LLC, Bank of America, N.A., in its capacity as administrative agent, and each of the Lenders signatory thereto.